UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NEUROPACE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEUROPACE, INC.
455 N. Bernardo Avenue
Mountain View, California 94043
(650) 237-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2026
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of NeuroPace, Inc., a Delaware corporation (the “Company”). The meeting will be held virtually through a live webcast on Friday, June 5, 2026 at 10:30 a.m. Pacific time. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.
to elect each of Lisa Andrade and Scott Huennekens as a Class II director, each to hold office until the 2029 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier death, resignation, or removal;

2.	to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
3.	to conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/NPCE2026 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:15 a.m. Pacific time, on Friday, June 5, 2026.
Only stockholders of record at the close of business on April 9, 2026 and their proxy holders may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Leah Akin
Leah Akin Corporate Secretary

Mountain View, California
April 21, 2026
You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

NEUROPACE, INC.
455 N. Bernardo Avenue
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
June 5, 2026
MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of each of Lisa Andrade and Scott Huennekens as a Class II director, each to hold office until our 2029 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier death, resignation or removal.	6	Plurality	FOR the director nominees
Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	15	Majority of shares present virtually or represented by proxy and entitled to vote on the matter	FOR

We intend to mail the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 on or about April 21, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of NeuroPace, Inc. (sometimes referred to as the “Company” or “NeuroPace”) is soliciting your proxy to vote at the Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 21, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect to send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log into www.virtualshareholdermeeting.com/NPCE2026. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on April 9, 2026 (the “Record Date”) or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/NPCE2026 and enter the 16-digit control number found next to the label “control number” on your Notice, proxy card or voting instruction form, or in the email sending you the proxy statement.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
The audio webcast of the Annual Meeting will begin promptly at 10:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Pacific time, and you should allow reasonable time for the check-in procedures.
What if I cannot find my control number?
Please note that if you do not have your control number and you are a registered stockholder, please contact us at stockadmin@neuropace.com and we will be able to provide your control number to you. If you do not have your control number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/NPCE2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), and you do not have a 16-digit control number, you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
For the 10 days prior to the Annual Meeting, the list of our stockholders as of the close of business on the Record Date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of stockholders beginning May 26, 2026 and until the meeting, stockholders should email stockadmin@neuropace.com.

Where can we get technical assistance?
If you have difficulty accessing the meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/NPCE2026.
For the Annual Meeting, how do we ask questions of management and the Board?
Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting during the Annual Meeting through www.proxyvote.com after logging in with your control number. We plan to answer questions related to the proposals after all of the proposals have been presented at the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/NPCE2026.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 33,950,449 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 16-digit control number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are two matters scheduled for a vote:
•
election of each of Lisa Andrade and Scott Huennekens as a Class II director, each to hold office until our 2029 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier death, resignation or removal.(Proposal 1); and

•	ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2).
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the internet, vote online at the Annual Meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver to you. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.
•
By Internet. To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and 16-digit control number from the Notice. Have your proxy card or Notice with you when you log in. Your internet vote must be received by 8:59 p.m. Pacific time on June 4, 2026 to be counted.

•
By Telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-digit control number from the Notice. Have your proxy card or Notice with you when you call. Your telephone vote must be received by 8:59 p.m. Pacific time on June 4, 2026 to be counted.

•
By Proxy Card. To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
Online During the Annual Meeting. To vote during the Annual Meeting, if you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/NPCE2026. You will need to enter the 16-digit control number found on your Notice, proxy card or notice you receive or in the email sending you the proxy statement. The webcast will open 15 minutes before the start of the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. If you have a 16-digit control number, you may access and vote at the meeting by logging in with your control number on your voting instruction form at www.virtualshareholdermeeting.com/NPCE2026. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card. You may also vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NPCE2026.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board:
•	“For” the election of the nominees for Class II director; and
•	“For” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not vote at the Annual Meeting or instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal 1 (election of directors) is a non-routine matter, while Proposal 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal 1, which would result in a “broker non-vote,” but such broker, bank or other nominee may, in its discretion, vote your shares with respect to Proposal 2. For additional information regarding broker non-votes, see “What are broker non-votes?” below.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine,” and we therefore expect broker non-votes to exist in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	Submit another properly completed proxy card with a later date.
•	Grant a subsequent proxy by telephone or through the internet.
•	Attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
•	Send a timely written notice that you are revoking your proxy to our Corporate Secretary at 455 N. Bernardo Avenue, Mountain View, California 94043 or by email at stockadmin@neuropace.com.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What vote is required for approval of each proposal and how are votes counted?

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of director nominees named in this proxy statement	Nominees receiving the most “For” votes (plurality)	No Effect	No Effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026	“For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)

(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal and any broker non-votes will not be counted.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person, virtually or represented by proxy. On the record date, there were 33,950,449 shares outstanding and entitled to vote. Thus, the holders of 16,975,225 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, to file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors unless determined otherwise by our Board of Directors. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are currently eight members of our Board of Directors. Three of our directors are serving terms that expire at the Annual Meeting. Joseph S. Lacob whose term is expiring is not seeking reelection. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Lisa Andrade and Scott Huennekens for reelection to serve as Class II directors until the 2029 Annual Meeting of Stockholders. Ms. Andrade was previously elected by the stockholders and Mr. Huennekens was appointed to the Board of Directors in 2025.
The biographies below under “Information Regarding Director Nominees and Continuing Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board of Directors. If you elect the nominees listed above, they will each hold office until the 2029 Annual Meeting of Stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The nominees have each consented to being named in this proxy statement and to serve if elected. Our management has no reason to believe that the nominees will be unable to serve. There are no family relationships among any of our executive officers or directors.
VOTE REQUIRED
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee our Board of Directors proposes. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.
OUR RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS
The following is a brief biography of the Class I nominees and each director whose term will continue after the Annual Meeting:
Class II Director Nominees for Election at the 2026 Annual Meeting
Lisa Andrade, age 54, has served as a member of our board of directors since 2021. Since March 2018, Ms. Andrade has served as Chief Executive Officer at M33, LLC, an executive coaching and leadership development company, where she oversees all aspects of the business and provides executive coaching and business consulting services. From January 2017 to February 2018, Ms. Andrade served as Divisional Vice President at Abbott Laboratories, a global medical device and healthcare company, where she led the ongoing medical device commercial activities and supported integration efforts associated with the acquisition of St. Jude Medical, Inc. From January 2014 to January 2017, Ms. Andrade served as Chief Marketing Officer at St. Jude Medical, a global medical device company, where she had global leadership responsibility for strategy, marketing, education, healthcare economics and reimbursement across all of its therapy areas. Ms. Andrade earned a B.S. in Biomedical and Electrical Engineering, an M.S. in Biomedical Engineering from Duke University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. We believe Ms. Andrade is qualified to serve on our Board of Directors because of her extensive leadership, strategy, commercialization and life sciences industry experience.
Scott Huennekens, age 62, was appointed a member of our Board of Directors by the Nomination and Governance Committee in January 2025. Mr. Huennekens currently serves as Chairman of the board of directors of the public dental device company Envista Holdings Corp. and as a Board member of Quidel Ortho. From August 2015 to March 2019, Mr. Huennekens served as President, Chief Executive Officer and Chairman of Verb Surgical Inc., a surgical robotics company. From March 2002 until its sale to Royal Phillips NV in June 2015, Mr. Huennekens served as President and Chief Executive Officer of Volcano Corp., a catheter-based imaging company. Mr. Huennekens previously served on the boards of directors of the public companies of Hyperfine from April 2019 to May 2025, Acutus Medical, Inc. from March 2019 to January 2024, NuVasive, Inc. from September 2018 to September 2023, and ViewRay, Inc. from January 2018 to June 2021. Mr. Huennekens earned a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Harvard Business School. We believe that Mr. Huennekens extensive leadership experiences and skills in commercial execution in the medical device industry qualify him to serve on our Board of Directors.
Class III Directors Continuing in Office Until the 2027 Annual Meeting
Uri Geiger, age 58 has served as a member of our Board of Directors since January 2023. Dr. Geiger co-founded and has served as the Managing Partner of Accelmed Partners, a private equity firm focused on medical device companies, since 2009. Prior to founding Accelmed Partners, Dr. Geiger served as the Chief Executive Officer of Exalenz Bioscience Ltd., the developer of a technology for diagnosing liver and gastrointestinal disorders, from 2006 until its acquisition by Meridian Bioscience in December 2008, and co-founded and served as the Chief Executive Officer of GalayOr Networks, a developer of optical components, from 2001 until its acquisition by MEMSCAP in 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger has served on the board of directors of Strata Skin Sciences, Inc., a public medical device company, since May 2018, including as the chairman of the board of directors of Strata Skin Sciences, Inc. from May 2018 to April 2021. Dr. Geiger also served as the chairman of the board of directors of Cogentix Medical, Inc. from November 2016 until its sale in April 2018. Dr. Geiger currently also serves on the board of directors of a number of private medical device companies. Dr. Geiger earned a Ph.D. in Economics from Columbia University’s Center for Law & Economics, where he majored in global equity markets. We believe Dr. Geiger is qualified to serve on our Board of Directors because of his extensive experience in the medical device industry and on the boards of directors of public companies.
Rakhi Kumar, age 46, has served as a member of our Board of Directors since 2021. From June 2018 through March 2025, Ms. Kumar served as Chief Accounting Officer at Roivant Sciences Ltd., a public biopharmaceutical company, where she led Roivant’s accounting and financial operations and related internal controls functions. Ms. Kumar joined Roivant in September 2015, previously serving as Vice President, Finance and External Reporting, from December 2016 to June 2018, and as Senior Director, from September 2015 to December 2016. While at Roivant, led and launched financial operations at Roivant’s biopharmaceutical subsidiaries and healthcare technology companies, overseeing treasury, accounting, SOX and financial operations. In her capacity, she also played a pivotal role in guiding the company through multiple successful IPOs and was heavily involved in significant transactions, such as the go-public activities at Immunovant and Roivant via a SPAC, Roivant's $3B strategic alliance with Sumitomo Dainippon Pharma, Roivant’s $7.1B sale of Telavant to Roche and Roivant’s $1.2B sale of Dermavant to Organon. Ms. Kumar Ms. Kumar has also served on the board of directors of Roivant Social Ventures since 2018. Prior to joining Roivant, Ms. Kumar was with The Medicines Company, which was acquired by Novartis, from June 2013 to September 2015, where she was responsible for external reporting and corporate and technical accounting. Earlier in her career, Ms. Kumar was in the assurance services at Ernst and Young. Ms. Kumar earned an M.S in Accounting and Taxation from the University of Hartford. Ms. Kumar is a member of the Financial Accounting Standards Board’s Small Business Advisory Committee. She is a certified public accountant and a Chartered Professional Accountant in Ontario, Canada. We believe Ms. Kumar is qualified to serve on our Board of Directors because of her leadership and extensive life sciences industry experience.
Renee Ryan, age 57, has served as a member of our Board of Directors since 2013. Ms. Ryan is currently Founder and CEO of PinPrint, Inc., a drug-delivery company. Ms. Ryan also serves as a strategic advisor to several medical technology companies. From August 2019 to August 2023, Ms. Ryan served as Chief Executive Officer at Cala Health, Inc., a medical technology company. From 2011 to August 2019, Ms. Ryan served as Vice President, Investments, at Johnson & Johnson Development Corp., the venture investing arm of Johnson & Johnson. From 2008 to 2011, Ms. Ryan served as Managing Director at Robert W. Baird & Co., a private equity firm and financial services company. Ms. Ryan has served on the board of directors of the private medical device company RefleXion Medical, Inc. since January 2021. In early February 2026, Ms. Ryan joined the Board of Directors of OncoRes Medical, which is developing an imaging system designed to aid surgeons in identifying breast cancer tissue. We believe Ms. Ryan is qualified to serve on our Board of Directors because of her leadership experience and extensive experience in the medical device industry.
Class I Directors Continuing in Office Until the 2028 Meeting
Joel Becker, age 58 has served as our President, Chief Executive Officer and a member of our Board of Directors since July 2023. From October 2022 to July 2023, Mr. Becker served as President at Viking North Ventures, a firm providing advisory services to medical technology and healthcare companies and investors, in which role he was responsible for providing advisory, leadership and strategy development services. From April 2019 to October 2022, Mr. Becker served as President of the Cardiac Rhythm Management and Neuromodulation product category of Integer Holdings Corporation, a global medical device company, in which role he was responsible for overseeing commercial and operational strategy and execution. Prior to joining Integer, Mr. Becker served as Chief Executive Officer of Xchange Labs, LLC, a healthcare technology SaaS company that develops connectivity products and services focused on providing caregivers access to patient management data and integration with health plan medication management services, from May 2017 to August 2018, in which role he was responsible for commercial and operational execution. From 2004 to 2016, Mr. Becker served in various leadership roles at St. Jude Medical, a global medical device manufacturer acquired by Abbott Laboratories in 2017, including President, Americas Division, from 2013 to 2016, and President, United States Division, from 2011 to 2013. Mr. Becker earned a B.A. in Business Administration from Augustana College and an M.B.A from the University of Minnesota. We believe that Mr. Becker’s business expertise and his daily insight into corporate matters as our President and Chief Executive Officer qualify him to serve on our Board.
Frank Fischer, age 84, has served as a member of our Board of Directors since 1997 and as the Chairman of our Board of Directors since August 2019. From 2000 to July 2019, Mr. Fischer served as our President and Chief Executive Officer and as a part-time employee of ours from July 2019 to January 2020. Prior to that, Mr. Fischer was President and Chief Executive Officer of Heartport, Inc., a medical device company, from 1998 to 1999, and served on Heartport’s board of directors from 1992 to 1999. Previously, Mr. Fischer was President and Chief Executive Officer of Ventritex, Inc., a company that pioneered implantable cardiac defibrillators, from 1987 until the sale of the company to St. Jude Medical, Inc. in 1997. Mr. Fischer served as a member of the board of directors of Nevro Corp., a medical device company, from 2012 to 2024. Mr. Fischer previously served as a member of the board of directors of Tenon Medical, Inc., a medical device company, from April 2022 to December 2023. Since 2024, Mr. Fischer has served on the Board of Directors of CoMind, which is developing a non-invasive brain monitoring system, and in March 2025, Mr. Fischer was appointed as the Chairman of the Board of Directors. Mr. Fischer received a B.S. in Mechanical Engineering and a M.S. in Management from Rensselaer Polytechnic Institute. We believe that Mr. Fischer is qualified to serve on our Board of Directors because of his extensive experience with medical device companies and the historical knowledge and continuity he brings to our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Nominating and Corporate Governance Committee and Board of Directors consults with legal counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board of Directors regarding director independence. As a result of this review, our Board of Directors affirmatively determined that Ms. Andrade, Mr. Fischer, Mr. Geiger, Ms. Kumar, Mr. Lacob, Ms. Ryan, and Mr. Huennekens are “independent” in accordance with Nasdaq listing standards applicable to boards of directors. Mr. Becker is not an independent director under Nasdaq listing standards because he is our President and Chief Executive Officer.
Board Leadership Structure
We believe that independent and effective oversight of our business and affairs is maintained through the composition of our Board of Directors, the leadership of our independent directors and the committees and our governance structures and processes. The roles of Chairperson of the Board and Chief Executive Officer are currently filled by separate individuals. Mr. Fischer, an independent director, is the non-executive Chairperson of our Board of Directors, and Mr. Becker is our President and Chief Executive Officer. Although our bylaws and Corporate Governance Guidelines do not require that we separate the positions of chair of the Board of Directors and Chief Executive Officer, our Board of Directors believes that the separation of the offices of the Chairperson and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision, while allowing our Chairperson to lead our Board of Directors in its fundamental role of providing advice to and oversight of members of management. Our Board of Directors elects our Chairperson and Chief Executive Officer, and each of these positions may be held by the same person or by different people. Our Board of Directors recognizes that, depending on the circumstances, other leadership models may be appropriate and we believe that it is important that the Board of Directors retain flexibility to review its leadership structure.
Role of the Board in Risk Oversight
Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations and the financial condition and performance. Our Board of Directors focuses its oversight on the most significant risks we face. Additionally, our Board of Directors evaluates our processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, cybersecurity, legal and regulatory. Our Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for assessment and management of risks and the implementation of processes and controls to mitigate their effects on us.
The Audit Committee is responsible for overseeing our financial reporting processes on behalf of our Board of Directors and reviewing with management and our independent auditors, as appropriate, our major financial risk exposures as well as other relevant risks, including with respect to cybersecurity, data privacy and other information technology risks. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether our compensation policies are appropriate and in line with industry standards and whether any of our compensation policies and practices are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees the management of risks associated with our corporate governance practices and the independence and composition of our Board of Directors. Our Board committees provide regular reports to our Board of Directors.
Meetings of the Board of Directors; Executive Sessions
The Board of Directors met seven times during 2025. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and each committee thereof held during the portion of 2025 for which he or she was a director or committee member. In addition, we encourage each of our directors to attend our annual meetings of stockholders. Five of the directors serving at the time attended the 2025 annual meeting of stockholders.
At each regularly scheduled quarterly board meeting, our independent directors meet in executive session at which only the independent directors are present.
Information Regarding Committees of the Board of Directors
The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board has adopted a written charter for each of the standing committees, which are available to stockholders on our investor relations website at https://investors.neuropace.com.
The following table provides membership as well as meeting information for the year ended December 31, 2025 for each of the standing committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Lisa Andrade		X*	X
Frank Fischer	X		X*
Uri Geiger		X
Rakhi Kumar	X*
Joseph S. Lacob			X
Renee Ryan	X	X
Scott Huennekens**	X
Total meetings in fiscal year 2025	4	4	4

*	Committee Chairperson
**	Appointed January 6, 2025
The following table provides current membership for each of the standing committees. The Nominating and Corporate Governance Committee recommended, and the Board unanimously approved, changes in the Committee Chairpersons to better align with good corporate governance practices. In approving the changes in Committee leadership, the Board assessed and confirmed the independence of each chairperson candidate, as discussed in more detail below. Specifically, Mr. Fischer no longer serves as Chairperson of the Nominating and Corporate Governance Committee, effective March 30, 2026. Also effective March 30, 2026, Ms. Andrade has been appointed as Chairperson of the Nominating and Corporate Governance Committee, and Mr. Huennekens has been appointed Chairperson of the Compensation Committee.

Name	Audit	Compensation	Nominating and Corporate Governance
Lisa Andrade		X	X*
Frank Fischer	X		X
Uri Geiger		X
Rakhi Kumar	X*
Joseph S. Lacob(1)			X
Renee Ryan	X	X
Scott Huennekens		X*

*	Committee Chairperson
(1)	Mr. Lacob’s term as a member of the Board of Directors will end as of the Annual Meeting.

Each of the standing committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Nominating and Corporate Governance Committee periodically reviews the performance of the Board of Directors, including Board committees, and makes recommendations to the Board of Directors and management, as applicable, for areas of improvement as it deems appropriate.
Below is a description of each standing committee of the Board of Directors.
Audit Committee
Ms. Kumar, Mr. Fischer, and Ms. Ryan currently serve as members of the Audit Committee, with Ms. Kumar serving as Chairperson. Our Board of Directors has affirmatively determined that Mr. Fischer, Ms. Kumar, and Ms. Ryan are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to audit committee members. The Board of Directors has also determined that Ms. Kumar qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Ms. Kumar’s level of knowledge and experience based on a number of factors, including her formal education and experience.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our risk assessment and risk management processes, including with respect to cybersecurity, data privacy and other information technology risks;
•	overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
Ms. Andrade, Mr. Geiger, Mr. Huennekens and Ms. Ryan currently serve as members of the Compensation Committee, with Mr. Huennekens serving as Chairperson. The Board of Directors determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee acts on behalf of the Board of Directors to review, oversee (or make recommendation to the Board of Directors for approval of) our compensation strategy, policies, plans and programs, including:
•
reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers, including evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•	administering our equity incentive plans, awards, pension, and profit-sharing plans, bonus plans, benefit plans and other similar programs;

•
reviewing, adopting, amending, or terminating our incentive compensation and plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy; and
•	overseeing the Company’s compensation-related disclosures required by the SEC.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management and, as necessary, its independent third-party compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. In 2021, the Compensation Committee formed an Equity Grant Committee, currently composed of the Chief Executive Officer (Joel Becker), to which it delegated authority to grant non-executive stock awards under the Company’s equity incentive plans.
The Compensation Committee engages Alpine, Inc. (“Alpine”), as its independent third-party compensation consultant. The Compensation Committee has analyzed whether the work of Alpine as our compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with SEC rules and Nasdaq listing standards. Based on its analysis, our Compensation Committee determined that the work of each consultant and the individual compensation advisors employed by such consultants did not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.
To assist in determining compensation for 2025, Alpine and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization and size comparable to us. The Compensation Committee believed these companies were generally comparable to us and that we competed with these companies for talent, including executive talent. As part of its engagement, the compensation consultant was asked to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The compensation consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For compensation decisions for executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with the Board of Directors.
Nominating and Corporate Governance Committee
Mr. Fischer, Ms. Andrade and Mr. Lacob currently serve as members of the Nominating and Corporate Governance Committee, with Ms. Andrade serving as Chairperson. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards. Specific responsibilities of our Nominating and Corporate Governance Committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of NeuroPace, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of professional experience and backgrounds, age, skills and such other factors as it deems appropriate, given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board of Directors refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted every other year on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of our bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary at the following address: 455 N. Bernardo Avenue, Mountain View, California 94043. Such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Other Information for Stockholders—Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”
Communications with the Board of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.

Code of Ethics
We have adopted the NeuroPace, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://investors.neuropace.com/corporate-governance. If we ever were to amend or waive any provision (other than technical, administrative or other non-substantive amendments) of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at https://investors.neuropace.com.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. In addition, it is our policy to comply with all applicable laws and regulations relating to insider trading in connection with the repurchase of our securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Hedging Policy
Our Insider Trading Policy prohibits any director, employee (including our executive officers) or consultant to our Company from, among other things, engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has audited our financial statements since 1999. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes.
OUR RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the years ended December 31, 2024 and December 31, 2025, by PwC. All fees described below were pre-approved by the Audit Committee.

	Year Ended
	2025	2024
Audit Fees(1)	$1,065,000	$1,132,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,000	2,000
Total Fees	$1,067,000	$1,134,500

(1)
“Audit fees” consist of fees for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly condensed financial statements, and statutory and regulatory filings or engagements. For the years ended December 31, 2024 and December 31, 2025, this category also included fees for services provided in connection with our shelf registration statement.

(2)	“All Other Fees” consist of fees billed for an annual subscription to PwC’s accounting literature and tools.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves audit and non-audit services as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee has determined that the rendering of services other than audit services by PwC is compatible with maintaining the principal accountant’s independence.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board

(“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
Members of the Audit Committee
Ms. Kumar
Mr. Fischer
Ms. Ryan
Mr. Huennekens*
*	Effective March 30, 2026, Mr. Huennekens no longer serves on the Audit Committee.
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 9, 2026 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 9, 2026 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is based on 33,950,449 shares of our common stock outstanding as of April 9, 2026. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after April 9, 2026, as well as restricted stock units (“RSUs”) that will vest within 60 days after April 9, 2026, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

Beneficial Owner	Shares Owned	Shares that May be Acquired Within 60 Days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
Stockholders Owning Greater than 5%:
Entities Affiliated with Accelmed Partners II LP(1)	4,432,948	—	4,432,948	13.1%
Entities Affiliated with OrbiMed Private Investments VI, LP(2)	2,406,335	—	2,406,335	7.1%
Polar Capital Partners(3)	2,878,523	—	2,878,523	8.5%
Morgan Stanley(4)	2,489,391	—	2,489,391	7.3%
Entities Affiliated with Soleus Private Equity Fund I, L.P.(5)	2,948,828	—	2,948,828	8.7%
Directors and Named Executive Officers:
Joel Becker	26,827	366,308	393,135	1.1%
Patrick Williams	—	—	—	—
Martha Morrell, M.D.(6)	105,655	271,205	376,860	1.1%
Lisa Andrade	—	83,988	83,988	*
Frank Fischer	595,177	93,850	689,027	2.0%
Uri Geiger(7)	4,447,806	—	4,447,806	13.1%
Rakhi Kumar	19,160	93,850	113,010	*
Scott Huennekens	—	16,068	16,068	*
Joseph S. Lacob	366,482	93,850	460,332	1.4%
Renee Ryan	41,170	93,850	135,020	*
All directors and current executive officers as a group (10 persons)(8)	5,602,277	1,112,969	6,715,246	19.2%

*	Less than one percent.
(1)
Accelmed Partners II, LLC (“Accelmed LLC”) is the general partner of Accelmed Partners II GP, L.P., which is the general partner of Accelmed Partners II LP, the holder of the shares. Uri Geiger, who joined our Board of Directors in January 2023, is the managing partner of Accelmed LLC. Each of Accelmed LLC, Accelmed Partners II GP, L.P. and Mr. Geiger has sole voting and dispositive power with respect to the shares held by Accelmed Partners II LP. The address of each of Accelmed LLC, Accelmed Partners II GP, LP, Accelmed Partners II LP and Mr. Geiger is Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands. This information is based upon a Schedule 13D/A filed with the SEC on November 23, 2022 reporting beneficial ownership as of November 21, 2022 and, consequently, the beneficial ownership of these entities may have changed since that date.

(2)
OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OrbiMed Private Investments VI, LP (“OPI VI”), the holder of the shares. OrbiMed Advisors LLC (“Advisors”) is the managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have shared voting and investment power with respect to the shares held by OPI VI and as a result may be deemed to have beneficial ownership of such shares. Advisors exercises investment and voting power through a management committee comprising Carl L. Gordon, Sven H. Borho and W. Carter Neild. Each of GP VI and Advisors disclaims beneficial ownership of the shares held by OPI VI, except to the extent of their respective pecuniary interests therein, if any. The address of each of GP VI and Advisors is 601 Lexington Avenue, 54th Floor New York, NY 10022. This information is based upon a Form 13F filed with the SEC on February 17, 2026 reporting beneficial ownership as of December 31, 2025 and, consequently, the beneficial ownership of these entities may have changed since that date.
(3)
This information is based upon a Form 13F filed with the SEC on February 17, 2026 reporting beneficial ownership as of December 31, 2025 and, consequently, the beneficial ownership of these entities may have changed since that date. The address of Polar Capital Partners is 16 Palace Street, London, SW1E 5JD, United Kingdom.

(4)
Morgan Stanley has shared voting power over 2,486,031 shares and has shared dispositive power over 2,489,391 shares, and Morgan Stanley Capital Services LLC has shared voting and dispositive power over 2,455,896 of such shares. The address of each of these entities is 1585 Broadway New York, NY 10036. This information is based upon a Schedule 13G filed with the SEC on February 4, 2025 reporting beneficial ownership as of December 31, 2024 and, consequently, the beneficial ownership of these entities may have changed since that date.

(5)
Reflects (i) 310,321 shares that are held directly by Soleus Private Equity Fund I, L.P. (“Soleus PE”), of which Soleus Private Equity GP I, LLC (“Soleus PE GP”) is the sole general partner (Soleus PE GP I, LLC is the sole manager of Soleus PE GP and each of these entities has shared voting and dispositive power over these shares); and (ii) 2,638,507 shares that are held by Soleus Capital Master Fund, L.P. (“Master Fund”), of which Soleus Capital, LLC is the sole general partner (Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC and each of these entities has shared voting and dispositive power over these shares). Soleus Capital Management, L.P. (“Soleus Capital Management”) is the investment manager for Soleus PE and Master Fund and Soleus GP, LLC is the sole general partner of Soleus Capital Management. Guy Levy is the sole managing member of each of Soleus PE GP I, LLC and of Soleus GP, LLC. Soleus GP, Soleus PE GP I, LLC, Soleus Capital, LLC, Soleus Capital Group, LLC and Mr. Guy Levy each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein. The address for each of these persons and entities is 100 Field Point Road, 2nd Floor Greenwich, CT 06830. This information is based upon a Schedule 13G filed with the SEC on November 7, 2025 reporting beneficial ownership as of September 30, 2025 and, consequently, the beneficial ownership of these entities may have changed since that date.

(6)
Includes (i) 270,424 shares underlying options that have vested as of April 9, 2026 or will vest within 60 days of such date and (ii) 781 shares underlying RSUs that will vest within 60 days of April 9, 2026.

(7)	Includes (i) the shares described in footnote (1) above.
(8)
Includes (i) 1,105,252 shares underlying options that have vested as of April 9, 2026 or will vest within 60 days of such date and (ii) 7,717 shares underlying RSUs that will vest within 60 days of April 9, 2026.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of April 9, 2026:

Name	Age	Position(s)
Joel Becker	58	President, Chief Executive Officer and Director
Patrick Williams	53	Chief Financial Officer
Martha Morrell, M.D.	70	Chief Medical Officer

Please see “Class I Directors” for Mr. Becker’s biography.
Patrick Williams has served as our Chief Financial Officer since June 2025. Mr. Williams most recently served as Chief Financial Officer at STAAR Surgical. Prior to STAAR, he initially served as the Chief Financial Officer of Sientra before transitioning to the General Manager of the miraDry business unit. Prior to Sientra, he was Chief Financial Officer of ZELTIQ, a medical device company that was acquired in 2017. Mr. Williams has also served as Vice President at NuVasive, a spine medical device company, in strategy, finance and investor relations roles. Mr. Williams earned a B.A. in Economics from U.C. San Diego and an M.B.A from San Diego State University.
Martha Morrell, M.D. has served as our Chief Medical Officer since 2004. Dr. Morrell has also served as a Clinical Professor of Neurology at Stanford University since 2004. Dr. Morrell previously served as the Caitlin Tynan Doyle Professor of Clinical Neurology at Columbia University and Director of the Columbia Comprehensive Epilepsy Center at New York Presbyterian Hospital from 1998 to 2004. Prior to that, Dr. Morrell served on the faculty of the Stanford University School of Medicine and as the Director of the Stanford Comprehensive Epilepsy Center from 1990 to 1998. Dr. Morrell earned a B.A. from Barnard College and an M.D. from the Stanford University School of Medicine.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of all persons who held the title Chief Executive Officer and the next two most highly compensated executive officers, for the year ended December 31, 2025 were:
•	Joel Becker, our President and Chief Executive Officer;
•	Patrick Williams, our Chief Financial Officer;
•	Martha Morrell, our Chief Medical Officer; and
•	Rebecca Kuhn, our former Chief Financial Officer, Vice President, Finance and Administration.
Summary Compensation Table
The following table shows for the years ended December 31, 2025 and December 31, 2024, compensation awarded to or paid to, or earned by, our named executive officers:

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Joel Becker President and Chief Executive Officer	2025	567,567	587,340	701,850	551,810	—	2,408,566
	2024	528,667	897,762	1,206,751	391,714	—	3,024,894
Patrick Williams(4) Chief Financial Officer	2025	263,461	539,759	650,452	192,263	—	1,645,935
Martha Morrell, M.D. Chief Medical Officer	2025	489,842	140,634	168,183	235,473(6)	—	1,034,132
	2024	486,702	213,875	287,514	181,460	—	1,169,551
Rebecca Kuhn(5) Former Chief Financial Officer, Vice President, Finance and Administration	2025	268,166	117,468	140,441	—	320,233(7)	846,308
	2024	416,205	213,875	287,514	175,712	—	1,093,306

(1)
The amounts disclosed represent the aggregate grant date fair value of the awards granted in 2025 and 2024, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 8 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. This amount does not reflect the actual economic value that may be realized by our named executive officers.

(2)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)
The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board of Directors and Compensation Committee. For additional information, see “—Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Cash Compensation.”

(4)	Mr. Williams was appointed our Chief Financial Officer in June 2025.
(5)	Ms. Kuhn ceased employment with us in June 2025.
(6)
Pursuant to the Compensation Committee’s direction, 25% of Dr. Morrell’s bonus is being withheld subject to the outcome of the FDA’s review of the PMA-Supplement for label expansion of the RNS System to include patients with drug-resistant Idiopathic Generalized Epilepsy. Dr. Morrell has received $180,366 of her 2025 non-equity incentive plan compensation.

(7)	Consists of (i) $231,348 of severance payments and (ii) $88,885 of pro-rated incentive compensation. See “Employment and Separation Agreements—Ms. Kuhn” for additional information.

Narrative to the Summary Compensation Table
Annual Base Salary
The base salary of our named executive officers is generally determined and approved by our Board of Directors in connection with the commencement of employment and may be adjusted from time to time thereafter as the Board of Directors or the Compensation Committee determines appropriate. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. See “—Employment Agreements” for additional information.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our named executive officers’ interests with those of our stockholders and to retain and incentivize our named executive officers over the long-term. Our Board of Directors is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our named executive officers generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically to specifically incentivize our named executive officers with respect to achieving certain corporate goals or to reward our named executive officers for exceptional performance. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award.
In March 2025, our Board of Directors granted options to purchase 99,200 shares to Mr. Becker and 19,850 shares to Ms. Kuhn, each with an exercise price per share of $10.04, and 19,850 shares to Dr. Morrell with an exercise price per share of $12.02. Twenty-five percent of the shares subject to each option vested on March 10, 2026 for Mr. Becker and Ms. Kuhn and March 22, 2026 for Dr. Morrell. The remaining shares subject to each option vest in 36 equal monthly installments thereafter. In March 2025, our Board of Directors also granted 58,500 RSUs to Mr. Becker and 11,700 RSUs to each of Ms. Kuhn and Dr. Morrell. The RSUs vested with respect to 25% of the shares on March 10, 2026 for Mr. Becker and Ms. Kuhn and on March 22, 2026 for Dr. Morrell, and the remaining RSUs vest in 12 equal quarterly installments thereafter.
Pursuant to his offer letter, Mr. Williams was granted sign-on equity awards including 10,370 RSUs and options to purchase 17,600 shares with an exercise price per share of $10.41. Mr. Williams also received a new hire equity award including 41,480 RSUs and options to purchase 70,350 shares with an exercise price per share of $10.41. Twenty-five percent of the shares subject each option will vest on June 20, 2026, with the balances of the shares respectively vesting quarterly over the following three years, subject to Mr. Williams’s continued service with the Company through each such vesting date. Twenty-five percent of the shares subject to each RSU will vest on June 20, 2026, with the balances of the shares vesting quarterly over the next three years.
In addition, the options and the RSUs provide for vesting acceleration upon certain qualifying terminations of employment, as described below under “Severance and Change in Control Arrangements.” See “—Outstanding Equity Awards at December 31, 2025” for further information.
Non-Equity Incentive Plan Compensation
In addition to base salaries, each of our named executive officers is eligible to receive annual cash bonuses pursuant to our Cash Incentive Plan (as described below) which are designed to provide appropriate incentives to our named executive officers to achieve defined annual corporate goals and to reward our named executive officers for their individual achievements. The annual bonus awarded to each named executive officer may be based in part on the extent to which we achieve corporate goals. At the end of the year, our Board of Directors reviews our performance against each corporate goal and considers the extent to which we achieved each of our corporate goals. There is no minimum bonus percentage or amount established for our named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and, when applicable, individual performance.
Under the 2025 annual performance bonus program, Mr. Becker’s and Mr. Williams’ bonus was based 100% on the financial performance of the Company, with 60% based on the top line (revenue) and 40% based on the bottom line (operating loss) attainments as compared to our 2025 corporate goals for each financial metric. Dr. Morrell was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary, and (2) the percentage attainment of our 2025 corporate goals, including revenue and operating loss targets and achievement of non-revenue based corporate objectives, established by our Board of Directors in its sole discretion and communicated to each officer.

Each named executive officer was assigned a target performance bonus expressed as a percentage of their annual base salary, which for 2025 was 80% for Mr. Becker, 60% for Mr. Williams and 45% for Dr. Morrell. For 2025, the Board of Directors determined that the corporate bonus attainment for all executives and non-executive employees was 109.1%, except with respect to Mr. Becker and Mr. Williams, for whom the Board determined the corporate bonus attainment was 120%. Accordingly, each of Mr. Becker, Mr. Williams and Dr. Morrell were entitled to 120%, 120% and 109.1% of their target bonus, respectively. These performance-based bonuses are reflected above in the column of the Summary Compensation Table above titled “Non-Equity Incentive Plan Compensation.”
Under the 2024 annual performance bonus program, each named executive officer was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary, and (2) the percentage attainment of our 2024 corporate goals, including revenue and operating loss targets and achievement of non-revenue based corporate objectives, established by our Board of Directors in its sole discretion and communicated to each officer.
Each named executive officer was assigned a target performance bonus expressed as a percentage of their annual base salary, which for 2024 was 75% for Mr. Becker and 45% for each of Ms. Kuhn and Dr. Morrell. For 2024, the Board of Directors determined that the corporate bonus attainment for all executives and non-executive employees was 76%, except with respect to Mr. Becker, for whom the Board determined the corporate bonus attainment was 98%. Accordingly, each of Mr. Becker, Ms. Kuhn and Dr. Morrell were entitled to 73.5%, 34.2% and 34.2% of their target bonus, respectively. These performance-based bonuses are reflected above in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at December 31, 2025
The following table shows for the year ended December 31, 2025, certain information regarding outstanding equity awards at year end for the named executive officers.

	Option Awards						Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Joel Becker President and Chief Executive Officer	7/18/2023(1)	7/18/2023	229,840	150,584	$4.39	7/17/2033	—	—
	2/27/2024(1)	2/27/2024	47,997	56,723	$17.11	2/26/2034	—	—
	2/27/2024(2)	2/27/2024	—	—	—	—	29,514	455,696
	3/10/2025(2)	3/10/2025	—	—	—	—	58,500	903,240
	3/10/2025(1)	3/10/2025	—	8,724	$10.04	3/9/2035	—	—
	3/10/2025(1)	3/10/2025	—	90,476	$10.04	3/9/2035	—	—
Patrick Williams Chief Financial Officer	6/20/2025(3)	6/20/2025	—	—	—	—	10,370	160,113
	6/20/2025(3)	6/20/2025	—	—	—	—	41,480	640,451
	6/20/2025(1)	6/20/2025	—	17,600	$10.41	6/19/2035	—	—
	6/20/2025(1)	6/20/2025	—	20,824	$10.41	6/19/2035	—	—
	6/20/2025(1)	6/20/2025	—	49,526	$10.41	6/19/2035	—	—
Martha Morrell, M.D. Chief Medical Officer	10/30/2020(4)	8/19/2020	140,449	—	$0.026	10/29/2030	—	—
	6/4/2021(1)	4/22/2021	16,620	—	$21.67	6/3/2031	—	—
	3/3/2022(1)	3/3/2022	87,684	5,846	$8.15	3/2/2032	—	—
	3/3/2022(2)	3/3/2022	—	—	—	—	2,922	45,116
	2/20/2023(5)	2/20/2023	—	—	—	—	6,667	102,938
	2/27/2024(1)	2/27/2024	11,436	13,514	$17.11	2/26/2034	—	—
	2/27/2024(2)	2/27/2024	—	—	—	—	7,031	108,559
	3/22/2025(1)	3/22/2025	—	19,850	$12.02	3/21/2035	—	—
	3/22/2025(1)	3/22/2025	—	—	—	—	11,700	180,648
Rebecca Kuhn Former Chief Financial Officer, Vice President, Finance and Administration	10/30/2020(4)	8/19/2020	154,000	—	$0.026	9/19/2026	—	—
	6/4/2021(1)	4/22/2021	16,620	—	$21.67	9/19/2026	—	—
	3/3/2022(1)	3/3/2022	87,638	5,842	$8.15	9/19/2026	—	—
	3/3/2022(2)	3/3/2022	—	—	—	—	2,921	45,100
	2/20/2023(5)	2/20/2023	—	—	—	—	6,667	102,938
	2/27/2024(1)	2/27/2024	11,436	13,514	$17.11	9/19/2026	—	—
	2/27/2024(1)	2/27/2024	—	—	—	—	7,031	108,559
	3/10/2025(2)	3/10/2025	—	—	—	—	11,700	180,648
	3/10/2025(2)	3/10/2025	—	19,850	$10.04	9/19/2026	—	—

(1)
One-fourth (1/4th) of the shares subject to this option will vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal monthly installments thereafter over 36 months, subject to the named executive officer’s continued service with us.

(2)
One-fourth (1/4th) of the shares subject to the RSU will vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal quarterly installments thereafter over 36 months, subject to the named executive officer’s continued service with us.

(3)
One-fourth (1/4th) of the shares subject to this option will vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal quarterly installments thereafter over 12 quarters, subject to the named executive officer’s continued service with us.

(4)	This option is fully vested.
(5)
One-third (1/3rd) of the shares subject to the RSU shall vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal quarterly installments thereafter over 2 years, subject to the named executive officer’s continued service with us.

(6)	Market value is calculated based on the closing price of our common stock on December 31, 2025, which was $15.44 as reported on the Nasdaq Global Market.
Pension and Retirement Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2025.

Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2025. Our Board of Directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Employment and Separation Agreements
Below is a description of our employment agreements with Mr. Becker, Mr. Williams and Dr. Morrell, as well as our Separation Agreement with Ms. Kuhn. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control, see the section below titled “Severance and Change in Control Arrangements.”
Mr. Becker
In June 2023, we entered into an offer letter agreement with Mr. Becker, which provided for Mr. Becker’s initial base salary and annual target bonus opportunity. Mr. Becker also received an option to purchase 380,424 shares of our common stock, with an exercise price of $4.39 per share. Effective as of March 1, 2024, Mr. Becker’s annual base salary increased from $520,000 to $530,000, with an annual target bonus of up to 75% of his annual base salary. Effective as of March 1, 2025, Mr. Becker’s annual base salary increased from $530,000 to $575,000, with an annual target bonus of up to 80% of his annual base salary. Effective as of March 1, 2026, Mr. Becker’s annual base salary increased from $575,000 to $625,000, with an annual target bonus of up to 90% of his annual base salary. The employment agreement provides that Mr. Becker will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Mr. Becker is also eligible to participate in benefit plans and arrangements made available to all full-time employees.
Ms. Kuhn
Effective as of June 20, 2025, we entered into a Separation Agreement with Ms. Kuhn, pursuant to which we agreed to provide Ms. Kuhn with cash severance benefits equal to the sum of 12 months of Ms. Kuhn’s base salary, payable in the form of salary continuation over a 12-month period, as well as reimbursement of up to 18 months of COBRA premiums. Ms. Kuhn also received an additional one-time cash payment of $88,885, which is equivalent to her 2025 incentive compensation, pro-rated for her partial year of service. In addition, Ms. Kuhn’s outstanding equity awards will continue to vest during Ms. Kuhn’s 12-month consulting period, which extends through June 20, 2026. All vested awards held by Ms. Kuhn as of her termination date will remain outstanding and exercisable in accordance with the terms and conditions of the applicable award agreements. The severance payments and the one-time cash payment were contingent on Ms. Kuhn providing a general release of claims.
Mr. Williams
On June 20, 2025, we entered into an employment agreement with Mr. Williams. Effective as June 20, 2025, Mr. Williams annual base salary is $500,000 per year and his annual target bonus is 60% of his base salary. The employment agreement provides that Mr. Williams will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Mr. Williams is also eligible to participate in benefit plans and arrangements made available to all full-time employees. Effective as of March 1, 2026, Mr. Williams annual base salary and bonus target remains unchanged.
Dr. Morrell
In March 2021, we entered into an amended and restated employment agreement with Dr. Morrell, which provided for Dr. Morrell’s initial base salary and maximum annual bonus opportunity following completion of our IPO. Effective as of March 1, 2024, Dr. Morrell’s annual base salary was increased from $471,000 to $489,900 (which reflects Dr. Morrell's 80% work schedule), with an annual target bonus of up to 45% of her annual base salary. Dr. Morrell’s base salary remained unchanged for 2025 and continues to remain unchanged for 2026. The employment agreement provides that Dr. Morrell will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Dr. Morrell is also eligible to participate in benefit plans and arrangements made available to all full-time employees.

Severance and Change in Control Arrangements
Officer Severance Benefit Plan
Our Officer Severance Benefit Plan (the “Severance Plan”) provides severance and change in control benefits that applies to all officers designated as eligible participants thereunder, including our named executive officers.
In the event of an involuntary termination, that occurs during the time period commencing three months prior to and ending 24 months following a change in control (referred to as a change of control termination), we will provide our named executive officers with the following severance benefits, contingent upon receiving a release of claims in favor of our company, compliance with any existing confidentiality agreement, return of all company property, and agreement to resign from all officer and director positions (unless otherwise specified by us): (i) a lump sum cash payment equal to 12 months (or 18 months for Mr. Becker) of the officer’s base salary, (ii) a lump sum cash payment equal to (a) 100% of the officer’s annual target bonus multiplied by (b) a fraction, the numerator of which is the number of days between (and including) the start of the fiscal year in which the change in control termination occurs and the date of change in control termination and the denominator of which is 365, and (iii) up to 12 months (or 18 months for Mr. Becker) of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage. In addition, in the event of a change in control while the officer is still our employee, 100% of the officer’s unvested equity awards will vest in full and become immediately exercisable.
The Severance Plan also provides that, in the event of a covered termination that is not a change in control termination, as such terms are used in the Severance Plan, we will provide the following severance benefits to our named executive officers, contingent upon receiving a release of claims in favor of our company, compliance with any existing confidentiality agreement, return of all company property, and agreement to resign from all officer and director positions (unless otherwise specified by us): (i) a severance payment equal to 12 months the officer’s then-current base salary paid in installments and (ii) up to 12 months of COBRA coverage.
For the purposes of the Severance Plan, the following definitions apply:
•
“cause” generally means with respect to a particular officer the occurrence of any of the following events: (i) such officer’s commission or conviction of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such officer’s commission or attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) such officer’s material breach of fiduciary, contractual, statutory or common law duties to us; (iv) such officer’s intentional damage to any of our property; (v) such officer’s misconduct or other violation of company policy that causes harm; or (vi) conduct by such officer which in our good faith and reasonable determination demonstrates gross unfitness to serve.

•
“change in control” generally means (i) a consummated merger or similar transaction in which our stockholders cease to own more than 50% of the surviving entity’s voting power in substantially the same proportions as our securities pre-transaction; (ii) any transaction or series of related transaction where more than 50% of our voting power is transferred; or (iii) a consummated sale or other disposition of all or substantially all of our assets other than to certain related entities.

•	“change in control period” means the period beginning on the date that is three months prior to and ending on the date that is 24 months following the consummation of a change in control.
•
“change in control termination” generally means an involuntary termination that occurs within the change in control period. For such purposes, if the events giving rise to an officer’s right to resign for good reason arise within the change in control period, and the officer’s resignation occurs not later than thirty days after the expiration of the cure period, such termination shall be a change in control termination.

•
“good reason” for an officer’s resignation generally means the occurrence of any of the following events, conditions, or actions taken by us without cause and without such officer’s consent: (i) a material reduction of such officer’s annual base salary, which is a reduction of at least 10% (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in such officer’s duties, responsibilities or authority; (iii) a relocation of such officer’s principal place of employment with us to a place that increases such officer’s one-way commute by more than fifty miles (excluding regular travel in the ordinary course of business); provided, however, that in each case above, for the officer’s resignation to be deemed to have been for good reason, the officer must first give us written notice of the action or omission giving rise to “good reason” within thirty days after the first occurrence thereof; we must fail to reasonably cure such action or omission within thirty days after receipt of such notice, or the cure period, and the officer’s resignation must be effective not later than thirty days after the expiration of the cure period.
•
“involuntary termination” generally means a termination of an officer’s employment by us without cause (excluding by reason of the officer’s death or disability) or such officer’s voluntary resignation for good reason.

Health and Welfare Benefits; Perquisites
All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our named executive officers in 2024.
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”). Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.
Employee Cash Incentive Plan
In March 2021, our Board of Directors adopted our Employee Cash Incentive Plan (the “Cash Incentive Plan”) which amends, restates and supersedes in its entirety the 2021 Corporate Bonus Plan for Non-Field Employees and provides for the grant of cash-based incentive awards to selected employees, including each of our named executive officers, which are also performance-based cash awards under the 2021 Equity Incentive Plan (the “2021 Plan”). The following summary describes the material terms of our Cash Incentive Plan. This summary is not a complete description of all provisions of our Cash Incentive Plan and is qualified in its entirety by reference to our Cash Incentive Plan, which is filed as an exhibit to our Annual Report on Form 10-K.
Administration. Our Cash Incentive Plan is administered by our Chief Executive Officer for employees at the director-level or below and by our Compensation Committee for our officers and other above director-level employees. As used in this summary, the term “Administrator” refers to our Compensation Committee or Chief Executive Officer, as applicable. The Administrator has the discretionary authority to, among other things, determine award recipients, grant awards, establish all terms and conditions of awards, interpret the Cash Incentive Plan and awards, approve target and actual awards, adopt sub-plans, prescribe rules for administration, interpretation and application of the Cash Incentive Plan, and otherwise do all things necessary or desirable to carry out the purposes of our Cash Incentive Plan.
Eligibility and Participation. Our employees and those of our affiliates will be eligible to participate in our Cash Incentive Plan and will be selected from time to time by the Administrator to participate in our Cash Incentive Plan.
Awards; Performance Criteria. Awards under our Cash Incentive Plan will be made based on, and subject to, achieving specified performance goals established by the Administrator in its discretion for the applicable performance period. The target award will be set in a participant’s written employment offer letter or other written agreement with us or otherwise communicated in writing by the Administrator. For each award granted under our Cash Incentive Plan, the Administrator will establish the performance goals applicable to the award for the specified performance period, the amount or amounts payable if the performance goals are achieved and such other terms and conditions as the Administrator deems appropriate. The performance goals may be on the basis of any factors the Administrator determines relevant, and may be on an individual, divisional, business unit or company-wide basis as permitted by the 2021 Plan. The performance goals may differ from participant to participant and from award to award.
Payments Under an Award. A participant will be entitled to payment under an award only if all conditions to payment have been satisfied in accordance with our Cash Incentive Plan and the terms of the award. Following the end of a performance period, the Administrator will determine whether and to what extent the applicable performance goals have been satisfied and will determine the amount payable under each award. The Administrator has the discretionary authority to increase or decrease the amount actually paid under any award. The actual cash award amounts will be fully paid in cash (or its equivalent) on such dates as are determined by the Administrator. Participants must be employed by us in good standing on the bonus payment date to be eligible to receive payment.
Amendment and Termination. The Administrator may (i) amend our Cash Incentive Plan and the terms of any outstanding award granted under the Cash Incentive Plan or (ii) terminate the Cash Incentive Plan, provided that any amendment will not alter or impair any participant’s rights or obligations under any actual cash award amount previously earned without their consent.
Additional Compensation Policies and Practices
Clawback Policy
In October 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to our employees, including the named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants at the regularly scheduled meeting of the Compensation Committee occurring in the first quarter of the fiscal year. Also, non-employee directors receive automatic grants of initial and annual stock option awards at the time of a director’s initial appointment or election to the Board and at the close of business on the date of each of our annual stockholder meetings, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the section heading “Director Compensation—Non-Employee Director Compensation Policy.” We do not otherwise maintain any written policies on the timing of awards of stock options, SARs, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Cash Fees
Our Board of Directors approved our non-employee director compensation policy in April 2021. Pursuant to the policy, we pay each of our non-employee directors annual cash retainers, paid quarterly in arrears, as follows:

Retainer for each non-employee member of the Board:	$40,000
Additional retainer for Chair of the Board:	35,000
Additional retainer for Chair of Audit Committee:	20,000
Additional retainer for Chair of Compensation Committee:	15,000
Additional retainer for Chair of Nominating and Corporate Governance Committee:	10,000
Additional retainer for non-Chair members of Audit Committee:	10,000
Additional retainer for non-Chair members of Compensation Committee:	7,500
Additional retainer for non-Chair member of Nominating and Corporate Governance Committee:	5,000

Each non-employee director may elect to receive fully vested shares of our common stock in lieu of his or her annual cash retainer. Such shares are issued on a quarterly basis, in arrears, and the number of such shares is calculated by dividing (1) the aggregate amount of cash compensation otherwise payable to such director divided by (2) the closing sales price per share of the common stock on 21st day of the last month of the quarter in which the service occurred, rounded down to the nearest whole share.
We also reimburse the reasonable expenses incurred by non-employee directors in connection with attendance at Board or committee meetings or other company-related activities upon submission of appropriate documentation.
Equity Compensation
Pursuant to the policy, each new non-employee director who joins our Board of Directors will receive an option to purchase shares of common stock under the 2021 Plan, equal to $185,000 divided by the fair market value per share of our common stock, based on the closing price on the date of grant, and having an exercise price per share equal to the per share fair market value of the underlying common stock based on the closing price on the date of grant. One-thirty-sixth of the shares subject to the option will vest on a monthly basis over the three-year period following the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date.
On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase shares of common stock under the 2021 Plan equal to $115,000 divided by the fair market value per share of our common stock based on the closing price on the date of grant, and having a per share exercise price equal to the per share fair market value of the underlying common stock based on the closing price on the date of grant. The shares subject to this option will vest upon the earlier of the one-year anniversary of the grant date or immediately prior to the next annual meeting.
All then outstanding non-employee director options will vest upon a change in control of us, subject to the non-employee director’s continuous service with us through the date of our change in control.

Director Compensation
The following table shows for the year ended December 31, 2025 certain information with respect to the compensation of all of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)(4)	Total ($)
Lisa Andrade	60,000	78,704	138,704
Frank Fischer	95,000(2)	78,704	173,704
Uri Geiger	47,500(2)	78,704	126,204
Scott Huennekens(1)	49,306	207,895	257,200
Rakhi Kumar	60,000(2)	78,704	138,704
Joseph S. Lacob	45,000(2)	78,704	123,704
Renee Ryan	57,500	78,704	136,204

(1)	Mr. Huennekens joined our Board of Directors in January 2025.
(2)
Each of Mr. Fischer, Mr. Geiger, Ms. Kumar, and Mr. Lacob elected to receive fully vested RSUs in lieu of the cash retainers described above. Mr. Fischer, Mr. Geiger, Ms. Kumar, and Mr. Lacob received RSU awards representing 8,076 shares, 4,036 shares, 5,100 shares, and 3,824 shares, respectively, of our common stock.

(3)
The amounts disclosed represent the aggregate grant date fair value of the stock options, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 8 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. This amount does not reflect the actual economic value that may be realized by our non-employee directors. Amounts exclude the aggregate grant date fair value of the RSU awards granted in lieu of cash fees since the fees have been separately reported as “Fees Earned or Paid in Cash.”

(4)
As of December 31, 2025, each of the above non-employee directors held options to purchase shares of our common stock as follows: Ms. Andrade, 83,988 shares; Mr. Fischer, 93,850 shares; Mr. Geiger, 174,420 shares; Ms. Kumar, 93,850 shares; Mr. Lacob, 93,850 shares; Ms. Ryan, 93,850 shares; and Mr. Huennekens, 24,252 shares.

Indemnification
We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to us. Under our Bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnity agreements with certain executive officers and directors. These agreements provide, among other things, that we will indemnify the executive officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,396,191(2)	7.55(3)	3,350,088(4)(5)
Equity compensation plans not approved by security holders(6)	380,424	4.39	—
Total	3,776,615	7.09	3,350,088

(1)	Includes our 2020 Stock Plan (the “2020 Plan”), our 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”).
(2)
Includes outstanding stock options under our 2020 Plan and 2021 Plan and 1,177,836 outstanding RSUs under our 2021 Plan but does not include future rights to purchase common stock under our ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(3)	Reflects the weighted-average exercise price of our outstanding stock options included in column (a).
(4)
Includes our 2021 Plan and our ESPP. Stock options or other stock awards granted under the 2020 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2021 Plan.

(5)
The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will increase on January 1st of each fiscal year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to (i) 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser number of shares determined by our Board of Directors. In addition, our ESPP provides that the total number of shares reserved for issuance thereunder will increase on January 1st each year, starting on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (a) 1% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (b) 1,160,000 shares of our common stock, or (c) a lesser number determined by our Board of Directors. Accordingly, in 2026 the number of shares of common stock available for issuance under our 2021 Plan and our ESPP increased by 1,342,990 shares and 335,747 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

(6)
Reflects the 2023 Inducement Plan, which was approved by the Compensation Committee on July 18, 2023, pursuant to which we reserved 380,424 shares of common stock for issuance. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards for inducement equity award grants to newly hired employees. The 2023 Inducement Plan does not provide for automatic annual share increases.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.
Based solely on our review of such reports submitted on EDGAR and written representations from our directors and officers, we believe that, for the year ended December 31, 2025, the Section 16(a) filing requirements were complied with by all persons subject to Section 16(a) of the Exchange Act, except for the following late filings resulting from administrative errors that were not the fault of the reporting persons:
•	each of Joel Becker and Rebecca Kuhn did not timely file Form 4s to report two transactions dated March 10, 2025, reflecting the grant of RSUs and options to acquire shares; and
•	Mr. Becker did not timely file a Form 4 to report a transaction dated February 27, 2025 withholding shares to satisfy tax withholding obligations associated with the vesting of their respective RSUs.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds, or is expected to exceed, $120,000, and a related person has a direct or indirect interest deemed to be material by the Audit Committee. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, including, but not limited to (a) the risks, costs, and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2024, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.
On February 13, 2025, we entered into a stock purchase agreement (the “Repurchase Agreement”) with KCK Ltd. (“KCK”), which at the time of the transaction held more than 10% of our outstanding shares of common stock. Pursuant to the Repurchase Agreement, we purchased all 5,270,845 shares of our common stock held by KCK at a price of $9.40 per share, for aggregate proceeds to KCK of $49.5 million.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 22, 2026, to our Corporate Secretary at NeuroPace, Inc, 455 N. Bernardo Avenue, Mountain View, California 94043. However, if the meeting is held earlier than May 6, 2027 or after July 5, 2027, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 7, 2027, nor earlier than the close of business on February 5, 2027. In the event that next year’s annual meeting is not scheduled to occur within 30 days of June 5, 2027 (the anniversary of the Annual Meeting), the written notice must be received (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2027; provided, however, that, in the event that the annual meeting is held before May 6, 2027, or after July 5, 2027, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the date the later of sixty (60) days prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.
Please refer to our bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to NeuroPace, Inc., Attention: Stock Administrator, 455 N Bernardo Avenue, Mountain View, California 94043 or via email at stockadmin@neuropace.com or contact Stock Administrator at 1-877-676-3876. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Additional Filings
Our Annual Report on Form 10-K and this Proxy Statement are posted on our website at https://investors.neuropace.com/financial-information/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Investor Relations, c/o General Counsel and Corporate Secretary, NeuroPace, Inc., 455 N. Bernardo Avenue, Mountain View, California 94043.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Leah Akin
General Counsel and Corporate Secretary

April 21, 2026

NEUROPACE

NEUROPACE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 4, 2026. Have your proxy card in hand when you access the website then follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91353-P47015

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROPACE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two director nominees for Class II directors, each to serve until our 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Lisa Andrade
02) Scott Huennekens

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP ("PwC") as NeuroPace's independent registered public accounting firm for fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized, to the extent permitted by SEC rules, to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V91354-P47015

NeuroPace, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS RETURN
June 5, 2026

The stockholder(s) hereby appoint(s) Joel Becker and Leah Akin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NeuroPace, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m. Pacific Time on Friday, June 5, 2026, through a live webcast at www.virtualshareholdermeeting.com/NPCE2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE